Exhibit 10.15

Statement Relating to the Travel and Entertainment Allowance for Bruce Maclin and Bart Hill.

On January 31, 2008, the Company's Board of Directors approved, based upon the recommendation of the Compensation Committee, a travel and entertainment allowance of $50,000 each for Bruce Maclin and Bart Hill for the year commencing January 1, 2008. They will also receive gross-up payments for federal and state taxes which may be incurred by them as a result of using the travel and entertainment allowance.